UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 7, 2014
CAMBRIDGE PROJECTS INC.
(Exact name of registrant as specified in its charter)
Nevada	000-54485	45-0713638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
245 East Liberty Street, Suite 200, Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		1-702-666-4298
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Change in Authorized Capital

On August 7, 2014, the shareholders of the Registrant approved an amendment to the Articles of Incorporation and Bylaws to change the number of the authorized capital of common stock from Two Hundred Million (200,000,000) to One Hundred Ninety Five Million (195,000,000), par value of $ 0.0001.  Each common stock has one (1) vote. The shareholders also approved the establishment of a Preferred Stock class with an authorized capital of Five Million (5,000,000), par value of $ 0.0001. Each Preferred Stock has one hundred (100) votes.

A copy of the Amendment to Articles of Incorporation of the Registrant as filed with the Nevada Secretary of State on August 7, 2014, is attached hereto as Exhibit 3 and is incorporated herein by reference.

2

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                                           Description

3(i)	Amendment to Articles of Incorporation as filed with the Nevada Secretary of State on August 7, 2014.
3(ii)	Amended Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE PROJECTS INC.
/s/ Locksley Samuels

Locksley Samuels
President, CEO, CFO, and Director
Date:	August 29, 2014